                                                                    EXHIBIT 10.4


                            SHAREHOLDERS AGREEMENT

                            DATED JANUARY 22, 1999

                                 BY AND AMONG

                       CHOICE INFORMATION SYSTEMS, INC.
                              MICHAEL W. PAYTON,
                                TERENCE E. HAHM
                             QUINDECA CORPORATION
                                      AND
                           DAILY JOURNAL CORPORATION


                            SHAREHOLDERS AGREEMENT

                                      OF

                       CHOICE INFORMATION SYSTEMS, INC.

     THIS AGREEMENT is made and entered into on this day of January 22, 1999, (the "Effective Date") by and among Choice Information Systems, Inc., a Virginia corporation (the "Company"), and Michael W. Payton, Terence E. Hahm, Quindeca Corporation, a Colorado corporation, and Daily Journal Corporation, a South Carolina corporation (each a "Shareholder" and, collectively, the "Shareholders").

                                   RECITALS

     The Shareholders are owners of outstanding shares of the Company's capital stock.

     Certain of the parties are concurrently entering into an Asset Purchase Agreement among the Company, Quindeca Corporation and Jerry L. Short and a Stock Purchase Agreement among the Company, the Daily Journal Corporation, Michael W. Payton and Terence E. Hahm. As a condition to the consummation of the transactions contemplated by those agreements, the parties are entering into this Agreement. The purpose of this Agreement is to establish certain rights and certain restrictions regarding the stock of the Company.

                                   AGREEMENT

     In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:


                                   Article 1
                                  Definitions

     As used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:

     "Affiliate" of a specified Person means any other Person (1) which, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (2) which beneficially owns or holds 50% or more of any class of the voting securities or equity of the specified Person, or (3) 50% or more of the voting securities or equity of which is beneficially owned or held by the specified

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Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Shareholders Agreement, as executed and as it may be amended from time to time.

     "Beneficial owner" and "owned beneficially" with respect to any equity or voting interest means any person or entity which directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such interest; and/or (b) investment power which includes the power to dispose, or to direct the disposition of, such interest. A person or entity shall also be deemed to be the beneficial owner of an interest for purposes of this Agreement, if the person or entity has the right to acquire beneficial ownership of such interest, including but not limited to any right through an option, warrant, right to purchase or conversion. When two or more persons or entities act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, transferring or voting of interests, such syndicate or group shall be deemed a "person" for purposes of this definition.

     "Company" means Choice Information Systems, Inc., a Virginia corporation, and any of its successors or assigns.

     "Disposition" and "disposed of" mean any sale, gift, transfer, assignment, pledge, mortgage, distribution or other form of disposition or conveyance, whether voluntary, involuntary or by operation of law, and whether testamentary or inter vivos, or otherwise, or any attempted disposition, including but not limited to a transfer or attempted transfer pursuant to a court ordered property settlement in connection with a marital dissolution or pursuant to a written separation agreement. For purposes of this Agreement, in the case of Quindeca Corporation as a Shareholder and in the case of a Shareholder which is not a natural person, does not have its equity securities traded on an established public market and beneficially owns Shares constituting more than 10% of the total assets of the Shareholder as shown on its balance sheet after acquisition of the Shares when prepared in accordance with generally accepted accounting principles as then in effect, "disposition" and "disposed of" include a change in control of Quindeca Corporation or that Shareholder, whether through a merger, consolidation, reorganization or a sale of substantially all assets.
For purposes of this Agreement, "disposition" and "disposed of" do not include a change in control of (a) Daily Journal Corporation, (b) another entity that becomes a Shareholder and has its equity securities traded on an established public market, or (c) an entity that becomes a Shareholder and beneficially owns Shares constituting 10% or less of the total assets of that Shareholder as shown on its balance sheet after acquisition of the Shares when prepared in accordance with generally accepted accounting principles as then in effect, whether through a merger, consolidation, reorganization or a sale of substantially all assets, whether or not Daily Journal Corporation or such Shareholder is the surviving Person, so long as any Person into which Daily Journal Corporation or such other Shareholder is merged, or any Person formed by any such consolidation, or any Person to whom Daily Journal Corporation or such other Shareholder sells assets which include all or any part of the Shares previously held by Daily Journal Corporation or such other Shareholder accepts the terms and conditions of this Agreement by executing and delivering a Statement of Acceptance in the form attached hereto as Exhibit A.

     "Original Signatory Party" means each of the four original parties to this Agreement (excluding the Company) as of January 22, 1999.

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     "Permitted Transferee" means (a) an Original Signatory Party, (b) the spouse, children (by blood or adoption) or other descendants (by blood or adoption) of an Original Signatory Party, (c) each trust, corporation, partnership or other entity of which an Original Signatory Party beneficially owns an 80% or more voting interest, (d) a transferee by will or intestacy, (e) a transferee of a bona fide gift, (f) a transferee by disposition in an involuntary manner without the consent of the holder of the Shares, including without limitation dispositions under judicial order relating to bankruptcy, or
(g) any pledgee under a pledge that is made pursuant to a bona fide loan transaction, provided that the term Permitted Transferee does not include any pledgee or other Person acquiring Shares due to a default on the loan secured by the pledge.

     "Person" means any natural person, corporation, limited liability company, partnership, trust or other entity.

     "Shareholder" or, collectively, "Shareholders" shall mean each of the Original Signatory Parties, as well as subsequent Shareholders who become parties hereto in accordance with this Agreement, including the execution and delivery of an instrument in the form attached hereto as Exhibit A. "Shareholder" shall also mean any successors or assigns of any signatory party in interest or power with respect to any Shares owned beneficially now or in the future by any signatory party and any subsequent successors or assigns with respect to any such Shares; provided, however, that no succession or assignment shall be deemed to be permitted under this Agreement by virtue of this definition.

     "Shares" means any and all shares of Common Stock of the Company; any and all other equity or voting securities of the Company; any equity or voting securities of the Company for or into which such Common Stock or such other securities (or any successor equity or voting security) is exchanged, reclassified or converted; any options, warrants or other securities which may be converted into or carry rights to acquire equity or voting securities of the Company; and any right or interest with respect thereto.


                                   Article 2.
                     Restrictions on Disposition of Shares

     Section 2.1 Restriction. The Shareholders shall not make or attempt to make a disposition of any Shares owned beneficially now or in the future, unless in compliance with the terms and conditions of this Agreement.

     Section 2.2 Effect. The restrictions, terms and conditions of this Agreement shall remain in effect as to all Shares owned beneficially now or acquired in the future by a Shareholder, whether or not disposed of in accordance with the terms and conditions of this Agreement and whether or not the Shares are in the hands of an original Shareholder or a subsequent Shareholder, including a Permitted Transferee, regardless of how or when acquired. No disposition of such Shares shall in any way enlarge or limit any rights or obligations under this Agreement.

     Section 2.3 Statement of Acceptance. No disposition of Shares shall be effective unless in compliance with this Agreement and unless and until the proposed transferee, including a Permitted Transferee and the Transferee's spouse (if any), shall accept the terms and conditions of this Agreement by executing and delivering a Statement of Acceptance in the form attached hereto as Exhibit A. '

     Section 2.4 Company's Role. The Company shall not transfer or reissue any of the Shares in violation of this Agreement or without proof of compliance with this Agreement, and the Company shall not transfer or reissue any of the Shares except as the same shall be made subject to this Agreement

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by acceptance of the terms and conditions hereof by a proposed transferee or recipient, by executing and delivering a Statement of Acceptance in the form attached hereto as Exhibit
A.

     Section 2.5 Legend. The Company and Shareholders shall cause any certificates for Shares subject to this Agreement to be endorsed substantially as follows:

                    "Notice of Restrictions on Disposition

       This certificate and the shares of stock represented thereby are subject to the provisions of a Shareholders Agreement dated as of January 22, 1999, (as it may be amended from time to time) whereby the disposition of such shares of stock or any interest therein is restricted. A copy of said Agreement is on file at the registered office of the Company where it may be inspected."

Further, the Company shall cause all certificates evidencing Shares which are transferred or reissued subsequent to the execution of this Agreement to be endorsed with said notice.

     Section 2.6 Offer to Company and Shareholders. Except for a disposition to a Permitted Transferee, if a Shareholder (the "Transferring Shareholder") desires to dispose of any of the Shareholder's Shares (those Shares proposed to be disposed of called the "Available Shares"), the Transferring Shareholder shall first offer all Available Shares to the Company and the other Shareholders by written notice (the "Initial Notice") stating the Shares which the Transferring Shareholder desires to dispose of and the proposed price (expressed in dollars) and terms of disposition (which shall be for cash payable upon the transfer). The Company and each of the other Shareholders shall then have 30 days within which to give notice (the "Return Notice") of the maximum number of Available Shares they wish to acquire at the specified price and terms. Copies of each Return Notice shall be sent to the Company, to the Transferring Shareholder and to each other Shareholder. '

     The Company shall be entitled to purchase any or all of the Available Shares, subject to the requirement that all Available Shares must be acquired by the Company and other Shareholders in order for the offer of the Transferring Shareholder to be accepted. If the Company elects to purchase fewer than all of the Available Shares, each Shareholder (other than the Transferring Shareholder) shall be entitled to acquire a pro rata portion of the balance of the Available Shares remaining. Pro rata portion for this purpose means the number of shares each Shareholder electing to purchase Available Shares owns as compared to the number of Shares owned by all Shareholders electing to purchase the Available Shares.

     Section 2.7 Payment. The Company shall, at the close of the 30-day period provided in Section 2.6 for delivery of the Return Notice, confirm by notice the Available Shares to be acquired by each Shareholder and by the Company. Payment for the Available Shares shall be delivered within 30 days thereafter at the price and on the terms specified in the Initial Notice, against receipt from the Transferring Shareholder of certificates for the Available Shares purchased, duly endorsed for transfer, free and clear of all liens, restrictions, claims and encumbrances, except as provided in this Agreement and under applicable securities laws.

     Section 2.8 Right to Sell. If, at the close of the 30-day period provided in Section 2.6 for delivery of the Return Notice, the Company and the other Shareholders have not sent notice of their intention to acquire, in the aggregate, all of the Available Shares, the Transferring Shareholder shall have 90 days to dispose of the Available Shares specified in the Initial Notice at the price and on the terms set forth in the Initial Notice, or at a higher price than the price specified therein. After the expiration of 90

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days, the Transferring Shareholder may not dispose of such Shares unless and until they are again offered to the Company and the other Shareholders under the procedures specified in Sections 2.6 through 2.8, where applicable.

     Section 2.9 Permitted Transferees. Each Shareholder shall have the right to dispose of all or any part of his or her Shares to a Permitted Transferee in compliance with the terms of Sections 2.2, 2.3 and 2.5 and the other Articles of this Agreement.


                                  Article 3.
                                Co-Sale Rights

     Section 3.1 Additional Rights. If any Shareholder or Shareholders desire to dispose of Shares representing more than 50% of the outstanding Shares of the Company, then this Article 3 shall apply to those transactions and Sections 2.6 through 2.8 above, concerning a right of first offer, shall not apply to the proposed dispositions.

     Section 3.2  Tag-Along Rights.

       (a) Except for a disposition to a Permitted Transferee, no Shareholder or Shareholders desiring to dispose of Shares representing more than 50% of the outstanding Shares shall, in any one transaction or series of transactions, dispose of or accept an offer to dispose of Shares unless (i) such transferring Shareholder(s) (the "Subject Shareholder") shall have received a bona fide offer for the acquisition of the Shares and (ii) the bona fide offer includes an offer to each nontransferring Shareholder (at its option) to purchase, on the same terms and conditions as have been extended to the Subject Shareholder, the Tag-Along Shares held by such nontransferring Shareholder. For purposes of this Agreement, "Tag-Along Shares" shall mean the number of Shares obtained by multiplying the number of Shares held by a nontransferring Shareholder as of the date of the transfer notice by a fraction, the numerator of which is the number of Shares proposed to be disposed of by the Subject Shareholder and the denominator of which is the total number of Shares held by the Subject Shareholder. A transfer notice must be given by the Subject Shareholder to the nontransferring Shareholders and the Company at least 30 days in advance of the proposed disposition which: (i) sets forth such Subject Shareholder's intention to dispose of its Shares; (ii) specifies the consideration to be received by the Subject Shareholder in exchange for such Shares; (iii) indicates the number of Shares proposed to be disposed of in such transaction or series of related transactions; (iv) identifies the name and address of the proposed transferee;
(v) indicates the date on which the proposed transfer is to occur; and (vi) includes a copy of the bona fide offer (and any related correspondence reasonably necessary to understand and evaluate such bona fide offer). The Subject Shareholder shall also provide additional information reasonably requested by other Shareholders with respect to the proposed disposition. Any nontransferring Shareholder may elect to accept the offer to purchase included in the bona fide offer for the Tag-Along Shares by providing written notice of its acceptance of such offer to each of the Company, the proposed transferee and the other Shareholders, on or prior to the 30th day after the delivery of the transfer notice (which transfer by such Shareholder shall not be subject to Sections 2.6 through 2.8). If, within 30 days after the receipt of a transfer notice, a nontransferring Shareholder has not accepted the offer to purchase included in the bona fide offer, such nontransferring Shareholder shall be deemed to have waived any and all rights with respect to the sale or other
disposition of Shares described in the transfer notice.     '

       (b) In the event that the nontransferring Shareholders do not accept the offer from a proposed transferee as specified in Section 3.2(a), the proposed transferee may purchase from the Subject Shareholder or

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Shareholders the number of Shares of such Shareholders set forth in the transfer notice.

       (c) In the event that any nontransferring Shareholder elects to accept the offer from such proposed transferee, the proposed transferee shall purchase from the Subject Shareholder the number of Shares set forth in the transfer notice and from each electing nontransferring Shareholder its Tag-Along Shares.

     Section 3.3  Bring-Along Rights.

       (a) In the event that one or more Shareholders determine to dispose of Shares representing more than 50% of the outstanding Shares (the "Sellers") to a third Person that is not a Permitted Transferee (a "Buyer") pursuant to a bona fide offer (a "Sale"), each of the other Shareholders shall be obligated to and shall upon the written request of the Sellers: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Shares, on the same terms and conditions applicable to the Sellers (with appropriate adjustments to reflect the relative preferences and priorities of the Shares); and (ii) execute and deliver such instruments of conveyance and transfer and take such other actions, including voting such Shares in favor of any Sale proposed by the Sellers and executing any agreements or related documents, as the Sellers or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 3.3.

       (b) Not less than 30 days prior to the date proposed for the closing of any Sale, the Sellers shall give written notice to the other Shareholders, setting forth the information required in Section 3.2(a) and stating the interest of the Sellers to exercise their rights pursuant to this Section 3.3. The Sellers shall provide any additional information reasonably requested by other Shareholders with respect to the Sale.


                                  Article 4.
                               Preemptive Rights

     Section 4.1 Notice of Issuance. The Company will give each Shareholder at least 20 days prior written notice of any proposed sale or issuance by the Company of any Shares, except for Exempt Issuances (as defined below). The notice will identify the Shares to be issued, the approximate date of issuance, and the price and other terms and conditions of the issuance. The notice will also include an offer (the "Offer") to transfer to each Shareholder its Proportionate Percentage (as defined below) of such Shares (the "Offered Securities") at the price and on the other terms as are proposed for such sale or issuance. The Offer by its terms shall remain open for a period of 15 days from the date of receipt of such notice and may be accepted by any Shareholder in the Shareholder's sole discretion. The Offer will also specify each Shareholder's Proportionate Percentage.

     Section 4.2 Acceptance. Each Shareholder shall give notice to the Company of the Shareholder's intention to accept an Offer prior to the end of the 15-day period of the Offer, setting forth the portion of the Offered Securities which the Shareholder elects to purchase and specifying the maximum number of additional Shares the Shareholder is willing to purchase if any other Shareholder declines to purchase all of the other Shareholder's Offered Securities. If any Shareholder fails to subscribe for that Shareholder's Proportionate Percentage of the Offered Securities, the other subscribing Shareholders shall be entitled to purchase Offered Securities as are not subscribed for by such Shareholder, up to the number of additional Shares specified in their notice in the same relative proportion in which they were initially entitled to purchase the Offered Securities. The Company shall notify each Shareholder within five days following the expiration of the 15-day period described above of the additional amount of Offered Securities

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which each Shareholder may purchase pursuant to the foregoing sentence and each
Shareholder shall then have five days from the delivery of such notice to indicate such additional amount, if any, that the Shareholder wishes to purchase.

     Section 4.3 Sale to Shareholders. Upon the closing of any sale or issuance as to which the Company has given notice under Section 4.1, each of the Shareholders shall purchase from the Company, and the Company shall sell to the Shareholder, the Offered Securities subscribed for by the Shareholder at the price and on the terms specified in the Offer, which shall be the same price and terms at which all other Persons acquire such Shares in connection with such sale or issuance.

     Section 4.4 Sale to Third Parties. If, but only if, the Shareholders do not subscribe for all of the Offered Securities, the Company shall have 150 days from the end of the foregoing 15- or five-day period, whichever is applicable, to sell all or any part of such Offered Securities as to which Shareholders have not accepted an Offer to any other Persons, at a price and on terms and conditions which are no more favorable to such other Persons or less favorable to the Company than those set forth in the Offer. Any Offered Securities not purchased by the Shareholders or other Persons in accordance with Section 4.3 and Section 4.4 may not be sold or otherwise disposed of until they are again offered to the Shareholders under the procedures specified in this Article 4.

     Section 4.5 Exempt Issuances; Proportionate Percentage. As used in this Article, "Exempt Issuances" means (a) the issuance of any Shares to any employees of the Company or any wholly-owned subsidiary of the Company, (b) the issuance of any Shares to satisfy any option or warrant rights, conversion rights or other outstanding rights to acquire any Shares as to which rights the Company complied with provisions of this Article 4 or was not required to comply with those provisions, and (c) the issuance of any Shares sold for other than money. "Proportionate Percentage" of a Shareholder means a fraction of which
(a) the numerator is the number of then outstanding shares of Common Stock held by such Shareholder and (b) the denominator is the total number of then outstanding shares of Common Stock.


                                  Article 5.
                         Transactions with Affiliates

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     Neither the Company nor any entity of the Company of which the Company owns beneficially more than 50% of the outstanding voting or equity securities will enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such controlled entity's business and upon commercially reasonable terms no less favorable to the Company or such controlled entity than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate. No party to this Agreement may bring any claim against the Company or any Affiliate of the Company alleging a breach of this Article 5, or recover any damages or require specific performance therefor, if either (a) the party previously approved in writing the transaction giving rise to such claim after receiving written notice of the transaction and its material terms and having subsequently being given a reasonable opportunity to question management of the Company regarding the terms of the transaction, or
(b) such claim is brought more than one year after the later to occur of (i) the first transaction giving rise to such claim or (ii) the delivery of written notice to the party specifying the material terms of the transaction. The delivery of monthly or quarterly financial statements (prepared as indicated below) or annual financial statements of the Company (prepared in accordance with generally accepted accounting principles as then in effect) shall constitute written notice of material terms of a transaction shown in the financial statements or allocations reflected in the financial statements, so long as the receiving party is given a reasonable opportunity to question management of the Company regarding the terms and other details of the transaction or allocations. The monthly or quarterly financial statements that constitute written notice may be prepared either (a) in accordance with generally accepted accounting principles as then in effect or (b) if annual financial statements of the Company are prepared for the fiscal year containing such month or quarter in accordance with generally accepted accounting principles as then in effect, then in accordance with the Company's books and records. This Article 5 shall not apply to corporate wide programs and plans of the Daily Journal Corporation (for example, health plans) applicable on the same or substantially the same terms and conditions to the Daily Journal Corporation and generally its Affiliates. This Article 5 is also effective only as to and shall only benefit Michael W. Payton, Terence E. Hahm and Quindeca Corporation and shall not benefit any of their successors, assigns or transferees (including Permitted Transferees).


                                  Article 6.
                             Specific Enforcement

     Because of the unique relationship of the Shareholders in the Company and the unique value of their Shares, in addition to any other remedies for breach hereof, this Agreement shall be specifically enforceable.


                                   Article 7
                                    Notices

     All notices required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be deemed given when delivered in person, by overnight delivery service, or by express or certified mail, with postage or other charges prepaid, to the parties at the addresses set forth below their signatures to this Agreement, or such other addresses as may from time to time be designated by notice hereunder.

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                                   Article 8.
                                     Term

     This Agreement shall continue in effect until the occurrence of any one of the following events, whichever is first to occur:

       (a)  cessation of the Company's business;

       (b) the insolvency, bankruptcy, receivership or dissolution of the Company;

       (c) the voluntary written agreement by all Original Signatory Parties or by the voluntary written agreement of the Shareholders who hold all outstanding Shares subject to the terms and conditions of this Agreement;

       (d) the closing of an underwritten public offering of Common Stock of the Company made pursuant to a registration statement filed by the Company and effective under the Securities Act of 1933 or any successor law; or

       (e) 21 years after the last death of the Original Signatory Parties who are natural persons.


                                  Article 9.
                                 Miscellaneous

     Section 9.1 Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns.

     Section 9.2 Amendment. This Agreement may be amended only by a writing signed by all then parties.

     Section 9.3 Assignment. The rights and obligations of the parties pursuant to this Agreement may not be assigned without the express written consent of all other parties.

     Section 9.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Virginia or, if and when the Company shall reincorporate in any other state, the laws of such state.

     Section 9.5 Counterparts. This Agreement may be executed in counterparts, in which case all such counterparts shall constitute one and the same agreement.

     Section 9.6 Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties, including, without limitation, such costs, expenses and fees on any appeals. If the successful party or parties shall recover judgment in any action or proceeding, its costs, expenses and attorneys' fees shall be included as part of such judgment.

     Section 9.7 Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other

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provisions shall be given effect separately therefrom and shall not be affected.

     EXECUTED as of the date first written above.

                              CHOICE INFORMATION SYSTEMS, INC.


                              By:
                              Name:
                              Title:

                              Address:



                              /s/ Michael W. Payton

                              Address:



                              /s/ Terence E. Hahm

                              Address:



                              QUINDECA CORPORATION


                              By: /s/ Jerry L. Short
                              Name:  Jerry L. Short
                              Title:  President

                              Address:



                              DAILY JOURNAL CORPORATION


                              By: /s/ Gerald L. Salzman
                              Name: Gerald L. Salzman
                              Title: President

                              Address:



     On the date of the foregoing Agreement, each of the undersigned, being the spouse of a Shareholder who signed the foregoing Agreement, has read and hereby approves of and agrees to the terms and conditions of this Agreement, and consents to each of the transactions contemplated thereby, including but not limited to the restrictions against the transfer of the Shareholder's

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Shares, including transfers related to a marital dissolution and including any community property interest of such spouse in any Shares.



                              /s/ Amy Louise Payton

                              Address:


                              /s/ Suzanne Marie Hahm

                              Address:

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                                   Exhibit A
                            STATEMENT OF ACCEPTANCE


Reference is made to the Shareholders Agreement effective as of January 22, 1999 as it may be amended from time to time (the "Agreement"), by and among certain Shareholders of Choice Information Systems, Inc., a Virginia corporation, and said Company. As a proposed recipient of Shares covered by the Agreement, the undersigned hereby agrees that such Shares upon receipt shall remain subject to all of the terms and conditions of the Agreement and all rights and obligations thereunder arising prior to such receipt, that upon such receipt the undersigned shall be deemed automatically to have accepted all of the terms and conditions of the Agreement and that the undersigned shall thereafter be deemed to be a signatory party to the Agreement in the position of one of the Shareholders. It is understood that the executed Statement of Acceptance shall be attached to the Agreement and shall form a part thereof without any further action.

                              Dated:



                                SPOUSAL CONSENT

     The undersigned is a spouse of the person executing the above Statement of Acceptance. The undersigned approves of and agrees to the Statement of Acceptance and accordingly also approves of and agrees to the terms and conditions of the Agreement, including but not limited to restrictions against the transfer of Shares, including transfers related to a marital dissolution and including any community property interest of the undersigned in any Shares.

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